Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 333-112218) of Casual Male Retail Group, Inc. of our report dated June 29, 2009, with respect to the financial statements and schedule of the Casual Male Retail Group, Inc. 401(k) Hourly Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ MHM Mahoney Cohen CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

June 29, 2009